Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS AGREEMENT, entered effective the 30th day of November, 2012 (“Effective Date”) between Solera National Bank, a national banking association (“the Bank”), Residential Mortgage of Colorado, LLC (“RMOC”), a Colorado limited liability company, Kathleen Stout (“Ms. Stout”) and Scott Hovey (“Mr. Hovey”).  RMOC, Ms. Stout and Mr. Hovey sometimes hereafter are called the “Selling Affiliates”.  The Selling Affiliates and the Bank sometimes hereafter collectively are called the “Parties” and individually a “Party”.

RECITALS

A.                                    RMOC either currently owns directly or otherwise has rights to acquire the ownership of certain assets as described and defined in this Agreement;

B.                                    In addition RMOC is the tenant under certain leases or otherwise has the ability to arrange leases pertaining to several office locations throughout the State of Colorado which the Bank believes are desirable from which to conduct certain banking and lending operations;

C.                                    The Bank desires to purchase the assets and accept the assignment of, or enter into the aforementioned leases RMOC desires to sell or assign its right to acquire the assets and assign the aforementioned leases or assist the Bank in entering into other leases all on certain terms and under certain conditions; and

D.                                    The Parties have reached an agreement concerning the terms and conditions on which the Bank will purchase the assets and RMOC shall sell the assets, and the Parties desire to reduce their agreement to written form.

THEREFORE, IN CONSIDERATION of the foregoing Recitals and in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

I.  SALE OF ASSETS

1.1                               SALE OF ASSETS AND ASSIGNMENT OF LEASES.  RMOC shall sell, assign, transfer and deliver to Bank, and Bank shall purchase and accept at Closing, certain assets owned or controlled by the Selling Affiliates including:

(a)                                 BUSINESS ASSETS.

(i)                                     All furniture, fixtures, equipment, devices, telephone numbers and telephone communications equipment, computers, printers, photocopiers and other equipment and other tangible personal property (hereinafter “Furniture, Fixtures and Equipment”) owned or otherwise controlled by RMOC and which is set forth in detail on the Furniture, Fixtures and Equipment List attached hereto and incorporated herein by reference as Exhibit A; and

(ii)                                  The name “Residential Mortgage of Colorado” (hereafter called the “Trade Name”) and the trade mark (hereafter called the “Trade Mark”) described and contained in Exhibit B attached hereto and incorporated herein by reference.

(b)                                                         LEASES.

(i)                                     The lease pertaining to the property commonly known as 111 S. Tejon, Suite 110, Colorado Springs, Colorado (the “Plaza Lease”);

(ii)                                  The lease pertaining to the property commonly known as 1755 Telstar, Suite 101, Colorado Springs, Colorado 80920 (the “Telstar Lease”);

(iii)                               The lease pertaining to the property commonly known as 1881 9th Street, Suite 115, Boulder, Colorado 80302 (the “Canyon Center Lease”);

(iv)                              The lease pertaining to the property commonly known as 5251 DTC Parkway, Suite 100, Greenwood Village, Colorado 80111 (the “DTC Lease”).

The Plaza Lease, the Telstar Lease, the Canyon Center Lease and the DTC Lease hereafter collectively are called the “Office Leases”.

II.  PURCHASE PRICE, PAYMENT AND TERMS

2.1                               PURCHASE PRICE OF THE BUSINESS ASSETS. At the Closing the Bank shall pay to RMOC the sum of Four Hundred Sixty Five Thousand and No/100 Dollars ($465,000.00) (the “Purchase Price”) for the Business Assets.  In addition the Bank shall pay to RMOC an amount equal to the security deposit amounts RMOC previously delivered to the various landlords or their respective managing agents under the various Office Leases as follows:

Lease	Security Deposit Amount

Plaza Lease	$4,000.00

Telstar Lease	25,455.00

DTC Lease	5,166.00

Canon Center Lease	93,750.00	*

Total	$127,916.00

hereafter called the “Security Deposit Reimbursements”.

[Note: The Selling Affiliates represent to the Bank that the security deposit posted with respect to the Canon Center Lease is in the form of a letter of credit issued by Great Western Bank, 1900 Ninth Street, Boulder, Colorado 80302 in the amount of $93,750.00 in the form of Letter of Credit No. 497 (hereafter called the “LOC”).  The LOC is secured by Money Market Account No. XXXXXXXXXX (the “Money Market Account”) the present balance of which is $93,750.00.  The LOC is issued for the benefit of Alecta Real Estate USA, LLC, Four Embarcadero Center, Suite 2500, San Francisco, CA 94111, which is the current lessor/landlord under the Canon Center Lease.]

2.2                               PURCHASE PRICE ALLOCATION. The purchase price of the Business Assets shall be allocated by the Parties in the manner set forth in greater detail in Section 3.1 of this Agreement.

2.3                               FUNDS DUE AT CLOSING. (a) Bank shall pay and deliver the Purchase Price and the Security Deposit Reimbursements to RMOC in the form of good funds at Closing.  Closing shall occur on or before December 14, 2012, at 10:00 a.m. MST (also referred to this Agreement as the “Closing Date”), at the offices of Bank located at 5801 W. Alameda Avenue, Suite B, Lakewood,  Colorado 80226

III.  ALLOCATIONS, PRICE ADJUSTMENTS AND PRORATIONS

3.1                               PURCHASE PRICE ALLOCATION.

(a)                                 The Purchase Price of the Business Assets is subject to any adjustment as provided in this Agreement and shall be allocated to the various Business Assets of RMOC as the Parties reasonably determine in good faith.

(b)                                 RMOC and Bank shall report the sale and purchase of the Business Assets for all income tax purposes in a manner consistent with the Parties’ agreement concerning the allocation of the Purchase Price and expressly acknowledge that the allocation will be determined pursuant to arms-length bargaining between them regarding the fair market value and in accordance with the Internal Revenue Code of 1986, as amended.  RMOC and Bank shall not, in connection with the filing of any returns, make any allocation of the Purchase Price which is contrary to the allocation determined by the Parties.  Neither RMOC nor Bank shall take or agree to any position that is inconsistent with the allocation in connection with any tax audit, controversy or litigation which would adversely affect the taxes of the other Party to any material extent without the prior written consent of the other Party, which consent shall not be unreasonably withheld

3.2                               PRORATIONS AND ADJUSTMENTS AT CLOSING.

(a)                                 The personal property taxes, if any, based on the most recent value and levy in effect on the Closing Date with respect to the Business Assets shall be prorated to the Closing Date.

(b)                                 All tax prorations shall be final.

(c)                                  Bank shall pay all sales taxes payable to local and state jurisdictions that may arise as a result of the sale of the Business Assets.

3.3                               PRORATION OF PREPAID RENTS PURSUANT TO THE OFFICE LEASES.

The Parties acknowledge that as of the Closing RMOC shall have paid the monthly rental amounts due for the month of December, 2012, under the Office Leases and under a separate lease (the “Durango Lease”) pertaining to RMOC’s office in Durango, Colorado in the following amounts:

Lease	Monthly Rental Amount

Plaza Lease	$5,879.75

Telstar Lease	6,516.16

DTC Lease	5,353.33

Canon Center Lease	8,212.27

Durango Lease	4,528.66

The Parties agree that Bank shall be responsible for, shall reimburse RMOC and shall pay to RMOC the prorated rental amount with respect to each of the Office Leases and the Durango Lease for the portion of the month of December, 2012, during which Bank occupies each of the locations described in the Office Leases and the Durango Lease from and after the Closing.  The prorated amount of the monthly rent which Bank shall be required to reimburse and pay to RMOC shall be based on the above-described Monthly Rental Amounts.  The prorated amount in each instance shall be calculated from the date on which the Bank actually receives possession of the locations described in the pertinent Office Leases and the Durango Lease continuing through and including December 31, 2012, and the prorated amount with respect to each of the Office Leases and the Durango Lease shall be due and payable to RMOC in the form of good funds within five (5) business days following Bank’s receipt of written notification from RMOC concerning the date on which the Bank is entitled to receive possession of each such location. By way of example and not by way of limitation, if the Bank receives possession of the Canon Center premises described in the Canon Center Lease on December 14, 2012, the Bank shall be obligated to reimburse RMOC and shall pay RMOC the sum of $4,503.47 (i.e. the monthly rent of $8,212.27 divided by 31 days in December, 2012, multiplied by 17 days remaining in the month of December, 2012).  Bank’s obligation to reimburse and pay to RMOC any prorated rental amounts pursuant to this Section 3.3 is expressly contingent on RMOC’s actual payment of the rents for which RMOC seeks reimbursement and the Bank’s receipt of reasonable proof of RMOC’s payment of such rents.

IV. REPRESENTATIONS & WARRANTIES OF RMOC

RMOC represents and warrants to Bank that all of its representations and warranties as set forth in this Agreement are true, accurate and complete as of the date of this Agreement, shall be true, accurate and complete as of Closing, and shall survive the closing of the transaction set forth in this Agreement.

4.1                               CONDITION OF BUSINESS ASSETS.

(a)                                 To the best of RMOC’s knowledge between the Effective Date and the Closing, there will be no substantial loss of value in any of the Business Assets, ordinary wear and tear excepted, and the Business Assets will not be transferred or conveyed except in the ordinary course of business.

(b)                                 All Business Assets shall be transferred and conveyed to Bank on an “AS IS” basis, WITHOUT ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. However at Closing, all such Business Assets shall be in reasonably good working condition, and RMOC shall repair or replace any Business Assets not then in working condition with a asset of at least comparable condition and value at no expense to Bank.

4.2                               REGULATORY COMPLIANCE. To the best of RMOC’s knowledge the Selling Affiliates are in full compliance with all federal, state and local building, zoning, fire, safety, health, environmental laws and ordinances as they pertain or effect the Office Leases and the Selling Affiliates’ respective obligations under the Office Leases.

4.3                               CONTRACTUAL OBLIGATIONS. The Selling Affiliates currently are in compliance with all of their respective contractual obligations under the Office Leases and any and all of their respective contractual obligations under any and all personal guarantees pertaining or related to the Office Leases, and Selling Affiliates shall remain in compliance with all of the aforementioned obligations from and after the Effective Date through the Closing.

4.4                               FULL DISCLOSURE.  To the best knowledge, information and belief of the Selling Affiliates, this Agreement (including the Exhibits hereto) does not contain any untrue statement or omission of a material fact upon which the Bank is relying.  To the best of the knowledge, information and belief of the Selling Affiliates there is no fact known to the Selling Affiliates which has not been disclosed in this Agreement or otherwise which will not have been disclosed as of the Closing which would materially and adversely affect the accuracy of the representations and warranties contained in this Agreement.

4.5                               LEGAL ENTITY STANDING, AUTHORITY.  RMOC is a legal entity duly organized, existing and in good standing under the laws of the State of Colorado, the Selling Affiliates are authorized and each has the requisite power to enter into, and fulfill its respective obligations under this Agreement and no other contract or agreement to which the Selling

Affiliates or any of them is a party or are parties prevent one or more of them from concluding the transactions described in this Agreement.

V.  REPRESENTATIONS AND WARRANTIES OF BANK

5.1                               LEGAL ENTITY STANDING.  The Bank is a legal entity duly organized, existing and in good standing under the laws governing the creation and existence of the Bank.

5.2                               AUTHORITY. Bank has the full power and authority to enter into this Agreement and to conclude the transaction described herein, and no other contract or agreement to which Bank is a party prevents it from concluding the transaction described in this Agreement.

5.3                               CORPORATE OR LLC RESOLUTION. The Bank shall, at Closing, deliver to RMOC a duly executed copy of its corporate resolution authorizing the Bank both to enter into this Agreement and conclude the transactions described in this Agreement according to its terms.

5.4                               BANK’S INSPECTIONS.

(a)                                 The Bank and RMOC agree that the Bank shall have the period of time between the Effective Date and the Due Diligence Deadline to complete the Bank’s inspection of the Business Assets. In the event Bank discovers any information concerning the Business Assets Leases which Bank finds objectionable in Bank’s reasonable opinion, the Bank must deliver written notice (the “Written Objection Notice”) to RMOC of any such objectionable matters on or before 5:00 p.m. MST on the Due Diligence Deadline which shall be Monday, December 10, 2012.  In the event Bank fails to deliver any such Written Objection Notice to RMOC in a timely manner, Bank shall be deemed to have accepted and approved the Business Assets.  However, in the event Purchase delivers any such Written Objection Notice to RMOC in a timely manner Bank and RMOC shall have until 5:00 p.m. MST, December 12, 2012 (the “Resolution Deadline”) to reach a written agreement concerning the resolution of any objections described in the Bank’s Written Objection Notice.  In the event Bank and RMOC fail to reach a written agreement concerning the resolution of any objections described in the Bank’s Written Objection Notice at or before the Resolution Deadline, the Bank and RMOC shall submit their dispute to binding arbitration in accordance with Article XIII of this Agreement.  Bank acknowledges and agrees it has reviewed and accepts the terms and provisions contained in the Office Leases.

(b)                                 Bank acknowledges that as of Closing, Bank will have examined and be familiar with any and all of the Business Assets and the Office Leases.  Bank is fully aware of possible risks with respect to its acquisition of the Business Assets and the Office Leases and has formed its own judgment as to the worth and potential of the Business Assets and Office Leases.  Bank is relying upon its own judgment and decision in entering into and consummating the transaction described in this Agreement and is not relying on any representation or statements by, of or from any other person or entity except the accuracy of the representations of the Selling Affiliates as set forth in this Agreement.

VI. UCC-1 SEARCH

Bank may conduct such UCC searches as Bank deems appropriate as part of its Due Diligence investigation of the Business Assets and the Office Leases.

VII. ADDITIONAL AGREEMENTS

The Parties shall execute at Closing the various documents and instruments reasonably related to, or reasonably required to consummate the transaction described in this Agreement.

VIII.  BANK’S OBLIGATIONS PRIOR TO CLOSING

Bank shall diligently and timely fulfill and pursue the fulfillment of all of the Bank’s pre-closing obligations under this Agreement.

IX.  BANK CONTINGENCIES

9.1                               RIGHT OF INSPECTION.

(a)                                 Bank shall have the right to complete Bank’s inspection of the Business Assets at or before the Due Diligence Deadline.

(b)                                 DISCLAIMER OF WARRANTIES. BANK HAS HAD AND WILL HAVE THE OPPORTUNITY TO INSPECT, TEST, AND EVALUATE THE BUSINESS ASSETS IN CONNECTION WITH THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT. BANK IS SOLELY RESPONSIBLE FOR INSPECTION AND EVALUATION OF THE BUSINESS ASSETS, TO DETERMINE THEIR PHYSICAL CONDITION AND THEIR SUITABILITY FOR BANK’S PURPOSES. BANK UNDERSTANDS THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER RMOC, MS. STOUT NOR MR. HOVEY MAKES ANY REPRESENTATION CONCERNING ANY PHYSICAL, LEGAL, OR REGULATORY ASPECT OF THE BUSINESS ASSETS AND THE OFFICE LEASES, AND BANK AGREES THAT BANK WILL RELY SOLELY ON BANK’S OWN INSPECTIONS AND INVESTIGATIONS AND UPON SUCH INSPECTORS. APPRAISERS, ENGINEERS AND OTHER CONSULTANTS AS BANK MAY DETERMINE. EXCEPT AS EXPRESSLY SET FORTH HEREIN, RMOC DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES WITH RESPECT TO THIS AGREEMENT AND THE BUSINESS ASSETS AND LEASES, INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTIES REGARDING THE PHYSICAL CONDITION OF THE BUSINESS ASSETS; COMPLIANCE WITH BUILDING CODES AND OTHER LAWS, REGULATIONS, ZONING, OR ANY OTHER MATTER; OR ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR/ PURPOSE. BAN K AGREES THAT BANK ACCEPTS THE BUSINESS ASSETS AND OFFICE LEASES “AS IS AND WHERE IS” WITH ALL FAULTS

EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, AND THIS PARAGRAPH SHALL SURVIVE CLOSING.

X. OPERATIONS PRIOR TO CLOSING

10.1                        LOSS/DAMAGE.  In the event there is any loss or damage to the Business Assets at any time prior to Closing, the risk of loss shall be upon RMOC.  From Closing and thereafter, all risk of loss or damage shall be upon the Bank.

10.2                        CONFIDENTIALITY.  Bank and RMOC agree that both of them and their respective members, managers, employees, agents, attorneys, accountants and other representatives shall hold in strict confidence this Agreement and any and all information obtained in conjunction with, or otherwise related to this Agreement, and the transaction contemplated by this Agreement unless and until that information may be required by law or regulation to be included in a public report or otherwise disclosed.  This covenant shall survive the termination of this Agreement in the event the transaction described in this Agreement does not occur.

XI.  OBLIGATIONS AT CLOSING

11.1                        EXECUTION AND DELIVERY OF DOCUMENTS.  At Closing, RMOC and Bank shall execute and deliver all such instruments and take all such other action as either party may reasonably request from time to time, in order to effect the transaction described in this Agreement.  The Parties shall cooperate with each other in connection with any steps to be taken as part of their respective obligations under this Agreement.  This obligation shall extend to any matters arising after Closing. RMOC shall execute and deliver to Bank at Closing a Bill of Sale pursuant to which RMOC transfers, and assigns and conveys to Bank all of RMOC’s right, title and interest in the Business Assets free and clear of all liens, claims and encumbrances except personal property taxes assessed against the Business Assets for the year in which the Closing occurs.  In addition RMOC shall execute and deliver to Bank at Closing such assignments and other documents reasonably required by Bank in connection with RMOC’s assignment of its rights, duties and obligations under the Office Leases, the LOC issued by Great Western Bank in connection with the Canyon Center Lease and the Money Market Account.  At the Closing RMOC shall provide documentation reflecting the written approval of such assignments by the various landlords under the Office Leases.

11.2                        FUNDS.  Bank shall deliver to RMOC good funds in the amounts required under Section 2.1 of this Agreement subject to the prorations, if any, described in Section 3.2 of this Agreement as well as any amounts due pursuant to Section 3.3 of this Agreement.

11.3                        COSTS AND EXPENSES.  Except as otherwise provided in this Agreement each Party to this Agreement shall bear its own costs and expenses incurred in connection with the negotiation, preparation, and performance under this Agreement, and all matters incident thereto, excepting as otherwise set forth in this Agreement.

11.4                        SALES AND USE TAX.  Bank hereby acknowledges and agrees to pay when due any and all sales and use taxes payable to local or state jurisdictions that may arise as a result of the sale of the Business Assets described herein.

XII.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES - INDEMNIFICATION OF SELLING AFFILIATES UNDER OFFICE LEASES AND RELATED PERSONAL GUARANTEES

12.1                        POST-CLOSING SURVIVAL.  All the representations, warranties and covenants made as of Closing, as provided herein, shall survive the Closing.

12.2.                     INDEMNIFICATION.  The Bank agrees that to the extent that any of the various landlords under the Office Leases do not agree to release one or more of the Selling Affiliates from personal liability under the Office Leases or under the related personal guarantee agreements executed by one or more of the Selling Affiliates with respect to any of the Office Leases, the Bank shall indemnify the Selling Affiliates against and hold them harmless from any and all personal liability each of them has or may have under such Office Leases or the related personal guarantee agreements which all of the Selling Affiliates have executed in connection with any one or all of the Office Leases from and after the effective dates of the assignments of the Offices Leases by the Selling Affiliates to the Bank.  Bank and the Selling Affiliates agree to execute the assignments and documents at the Closing or thereafter which may be reasonably necessary or reasonably required by the Bank, the Selling Affiliates and the various landlords under the Office Leases in order to accomplish and memorialize the assignments by the Selling Affiliates of their right, title and interest in the Office Leases to the Bank.

XIII. DEFAULT AND REMEDIES

13.1                        Time is of the essence hereof.  If any obligation set forth in this Agreement is not performed as provided in this Agreement, there shall be the following remedies:

13.2                        FEES AND COSTS.  Anything to the contrary herein notwithstanding, in the event of any litigation or arbitration arising out of this Agreement, the court or tribunal shall award to the prevailing party all reasonable costs and expenses, including attorneys’ fees.

13.3                        ARBITRATION.  Any dispute relating to or arising from this Agreement shall be resolved by binding arbitration before a single arbitrator from the Judicial Arbiter Group, Inc. in Denver, Colorado (“JAG”) or before some other arbitrator mutually acceptable to both Bank and RMOC.

(a)                                 A party shall have the right to initiate an arbitration (the “Initiating Party”) on any dispute that arises from this Agreement by providing written notice (the “Arbitration Notice”) to the other party (the “Responding Party”). The Arbitration Notice shall describe in reasonable detail the nature of the dispute.

(b)                                 If the parties cannot agree on an arbitrator from JAG within fifteen days of the date of the Arbitration Notice, the parties shall request that the President of JAG make the appointment of the arbitrator, which selection shall be final and binding on the parties.

(c)                                  The Responding Party shall specify any additional then-current issues of dispute between the Parties, and those issues shall be included in the arbitration.  This notice of additional issues shall be provided to the Initiating Party within twenty days of the Arbitration Notice.

(d)                                 The Parties intend that the arbitration process as set forth in this Agreement be cost-effective and expeditious. There shall be limited discovery, formal or informal, as determined by the arbitrator. The arbitrator shall resolve any pre-hearing issues in a manner consistent with the arbitration being a cost-effective and expeditious process.

(e)                                  The arbitration award shall state in reasonable detail the factual basis for the arbitrator’s award.

(f)                                   The cost of the arbitration including the arbitrator’s fee initially shall be shared evenly by the Parties. However, the prevailing party as part of the award shall be awarded any part of the arbitration costs (including the arbitrator’s fee) that the prevailing party has advanced or incurred. The prevailing party shall also be awarded its reasonable attorney fees and costs.

(g)                                  The arbitration shall be held at the office of the Judicial Arbiter Group in Denver, Colorado. However, any arbitration award can be reduced to a judgment in the District Court for the City and County of Denver, Colorado pursuant to the then-applicable laws of the State of Colorado.

(h)                                 If JAG is no longer in existence when a dispute arises, the parties shall mutually agree on another similar arbitration group that is located in the Denver, Colorado, metropolitan area. If the parties cannot agree within fifteen days of the date of a demand for arbitration of a replacement arbitration group, the Responding Party shall designate the replacement arbitration group within thirty days from the demand date. If that Party fails or refuses to timely designate the replacement arbitration group, the Initiating Party shall select the replacement arbitration group. Any reference in this section to JAG shall mean JAG or its replacement.

XIV. GENERAL PROVISIONS

14.1                        ENTIRE AGREEMENT.  This Agreement contains the entire understanding of the parties with regard to the subject matter hereof and no warranties, representations, promises or agreements have been made between the Parties other than as expressly herein set forth, and neither Bank or RMOC shall be nor are they bound by any warranties, representations, promises or agreements not set forth in this Agreement. This Agreement supersedes any previous agreement or understanding and cannot be modified except in writing by all of the Parties hereto.

14.2                        BINDING EFFECT.  Upon full execution, this Agreement shall be absolutely binding and fully enforceable and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, personal representatives and heirs.

14.3                        NOTICES.  All notices as may be required by this Agreement shall be sent to the respective parties at the addresses set forth below. The place of notice may be modified by appropriate registered or certified mailing to the parties.

(a)                                 To RMOC at the address set forth in this Agreement.

(b)                                 To the Bank at the address set forth in this Agreement.

14.4                        TIME OF POSSESSION.  The Bank shall be deemed to be in possession of the Business Assets and Office Leases immediately following the Closing. All things of value, including the keys to the various premises described in the Office Leases shall be delivered at Closing.

14.5                        SEVERABILITY.  In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court or tribunal of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby and effect shall be given to the intent manifested by the provisions, or portions thereof, held to be enforceable and valid.

14.6                        CONSTRUCTION.  Throughout this Agreement the singular shall include the plural, and the plural shall include the singular, and masculine shall include the feminine wherever the context so requires.

14.7                        GOVERNING LAW.  This Agreement shall be governed by and construed under the laws of the State of Colorado, and, subject to the provisions of Paragraph 13.3 of this Agreement, any suit to enforce any of the terms hereof shall be brought in the City and County of Denver, Colorado, and for this purpose, each party hereby expressly and irrevocably consents to the jurisdiction of said Court.

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IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective the day and year above first written.

RMOC:		BANK:

Residential Mortgage of Colorado, LLC		Solera National Bank

/s/ Kathleen Stout		/s/ Douglas Crichfield
By: Kathleen Stout, Manager and Member		By: Douglas Crichfield, President and CEO

Address:	On file with the Company	Address: 319 S Sheridan Blvd.
Lakewood, CO 80226

Date:	11/30/2012	Date:	11/30/2012

/s/ Kathleen Stout
Kathleen Stout, Individually

Address:	On file with the Company

Date:	11/30/2012

/s/ Scott Hovey
Scott Hovey, Individually

Address:	On file with the Company

Date:	11/30/2012

EXHIBIT LIST

List	Exhibit

Furniture, Fixtures and Equipment	A

Trade Mark	B

Exhibit A

RMOC Asset Purchase

Furniture & Fixtures
111 S. Tejon, Suite 110, Colorado Springs, CO 80903	$69,544.80
1755 Telstar, Suite 101, Colorado Springs, CO 80920	$102,533.20
1881 9th Street, Suite 115, Boulder, CO 80302	$87,398.86
5251 DTC Parkway, Greenwood Village	$62,352.44

Total Furniture/Fixtures	$321,829.30

Leasehold Improvement
Boulder - Per bill from landlord	$27,670.21

Equipment
Computers/Monitors/Headsets	$65,025.71
Network, power and phones	$22,466.59
Printers and projectors	$23,909.94
Software licenses	$5,065.08

Total Equipment	$116,467.32

Total Assets/Purchase Price	$465,966.83

Exhibit B

Document must be filed electronically. Paper documents will not be accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us.	Colorado Secretary of State Date and Time: 06/29/2012 02:37 PM ID Number: 20121357129 Document number: 20121357129 Amount Paid: $30.00

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Trademark Registration of a Reporting Entity

filed pursuant to § 7-70-102 of the Colorado Revised Statutes (C.R.S.)

1.  For the reporting entity delivering this statement, its ID number, true name, form of entity and the jurisdiction under the law of which it is formed are

ID Number	20111203629
(Colorado Secretary of State ID number)

True name	Residential Mortgage of Colorado, LLC

Form of entity	Limited Liability Company

Jurisdiction	Colorado.

2.	(Mark the applicable box and complete the statement. Caution: Mark only one box.)
☒ The trademark is a standard character trademark and the characters constituting the trademark are Residential Mortgage of Colorado.

OR

☐ The trademark is a special form trademark and a description of the attached drawing is
.

3.

A detailed description of the goods or services in connection with which the trademark is used is Origination, brokerage, funding, sale, investment in, ownership of, processing and servicing of residential mortgage loans.

The class into which such goods or services fall is 036 Insurance and Financial.
(Class)

4.	A description of the attached specimen sufficient to identify the nature of the specimen is the printed words “Residential Mortgage of Colorado” in the form set forth in the attached specimen. _

5.	The date of first use in commerce of the trademark in this state by such entity or such entity’s predecessor in interest is 04/05/2011.
(mm/dd/yyyy)

6.

The registrant identified above is currently using the trademark in commerce in this state and such registrant believes, in good faith, that such registrant has the right to use the trademark in connection with the goods or services listed above and such registrant’s use of the trademark does not infringe the rights of any other person in that trademark.

7.	(If applicable, adopt the following statement by marking the box and include an attachment.)
☐ This document contains additional information as provided by law.

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Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual’s act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

8.  The true name and mailing address of the individual causing this document to be delivered for filing are

Midgley	Scott	A.
(Last)	(First)	(Middle)	(Suffix)

503 N. Main Street
(Street number and name or Post Office Box information)

Suite 350
Pueblo	CO	81003
(City)	(State)	(Zip/Postal Code)

United States.
(Province — if applicable)	(Country)

☐	(If applicable, adopt the following statement by marking the box and include an attachment.)
This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty.  While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet.  Questions should be addressed to the user’s legal, business or tax advisor(s).

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